
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                     	9-MOS
<FISCAL-YEAR-END>                            Dec-31-1996
<PERIOD-START>                               Jan-01-1996
<PERIOD-END>                                 Sep-30-1996
<CASH>                                             1,216
<SECURITIES>                                       1,698
<RECEIVABLES>                                     27,766
<ALLOWANCES>                                         889
<INVENTORY>                                        3,438
<CURRENT-ASSETS>                                  36,241
<PP&E>                                            39,174
<DEPRECIATION>                                    21,159
<TOTAL-ASSETS>                                    55,892
<CURRENT-LIABILITIES>                             21,425
<BONDS>                                                0
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<COMMON>                                             138
<OTHER-SE>                                        17,880
<TOTAL-LIABILITY-AND-EQUITY>                      55,892
<SALES>                                           96,763
<TOTAL-REVENUES>                                  96,763
<CGS>                                             67,600
<TOTAL-COSTS>                                     67,600
<OTHER-EXPENSES>                                       0
<LOSS-PROVISION>                                      62
<INTEREST-EXPENSE>                                 1,688
<INCOME-PRETAX>                                    6,458
<INCOME-TAX>                                         303 	<F1>
<INCOME-CONTINUING>                                6,155
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                       6,155
<EPS-PRIMARY>                                       0.50 	<F2>
<EPS-DILUTED>                                       0.50 	<F3>


<F1>-Income Tax - The filing entity has included the results of the
  Predecessor Group prior to April 17,1996, which was not a legal entity, subject to tax, but rather part of a partnership. As such, the income tax amount includes a "pro forma" provision

<F2>-EPS-Primary - The EPS calculations shown are on a "pro forma" basis.
  The details of this calculation are described more fully in the 10-Q as filed. The reader should use this information in conjunction with all disclosures in the 10-Q as filed.

<F3>-EPS-Diluted - The EPS calculations shown are on a "pro forma" basis.
  The details of this calculation are described more fully in the 10-Q as filed. The reader should use this information in conjunction with all disclosures in the 10-Q as filed.


